UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 4, 2012/May 2, 2012

(Date of Report/Date of earliest event reported)

DOMTAR CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-33164	20-5901152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 de Maisonneuve Blvd. West

Montreal, Quebec

Canada H3A 1L6

(Address and zip code of principal executive offices)

(514) 848-5555

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensatory Arrangements

Omnibus Incentive Plan Amendment

At the Annual Meeting of Stockholders of Domtar Corporation (the “Corporation”) held on May 2, 2012, the stockholders of the Corporation approved the amended and restated Domtar Corporation 2007 Omnibus Incentive Plan (the “Omnibus Incentive Plan”). Under the amended Omnibus Incentive Plan, 2,000,000 shares of Domtar common stock are available for issuance under the plan. This maximum number will apply to all awards under the Omnibus Incentive Plan. The stockholders also approved the material terms of the performance goals under which performance-based compensation is to be paid under the plan to obtain the deduction available under Section 162(m) of the Internal Revenue Code.

Summary of the Material Terms of the Omnibus Incentive Plan

Purposes. The purposes of the Omnibus Incentive Plan are to promote the interests of the Corporation and our stockholders by (i) attracting and retaining executive personnel and other key employees and directors of outstanding ability; (ii) motivating executive personnel and other key employees and directors by means of performance-related incentives, to achieve longer-range performance goals; and (iii) enabling such individuals to participate in our long-term growth and financial success. Officers and employees of the Corporation and its subsidiaries who are selected by the Human Resources Committee of our Board of Directors (the “Human Resources Committee”) are eligible to participate in the Omnibus Incentive Plan. Our non-employee directors are also eligible to participate in the Omnibus Incentive Plan, subject to selection by the Human Resources Committee.

Awards. The Human Resources Committee may award non-qualified stock options, incentive stock options, stock appreciation rights, shares of restricted stock, restricted stock units, performance shares, performance share units, deferred share units and other stock-based awards to plan participants. 2,000,000 shares of the Corporation’s common stock are reserved for issuance in connection with awards granted under the Omnibus Incentive Plan. Unless otherwise determined by the Human Resources Committee at the time of grant, time-based awards vest in approximately equal installments over four years beginning on the first anniversary of the grant date and performance-based awards vest based on achievement of pre-determined performance goals over performance periods of three years. Awards may be subject to both performance and time-based vesting. The Human Resources Committee may accelerate the vesting of an award at any time.

In any one year, no participant may receive (i) more than 200,000 performance shares, shares of performance-based restricted stock and restricted stock units and performance-based deferred share units, (ii) performance units with a value of more than $10 million or (iii) options, stock appreciation rights or any other award based solely on the increase in value of the Corporation’s common stock covering more than 400,000 shares. The exercise price of options and stock appreciation rights is equal to the closing price per share of the Corporation’s common stock on the New York Stock Exchange on the date of grant.

Dividends. The Human Resources Committee may provide for the payment of dividends on shares of common stock granted in connection with awards or dividend equivalents with respect to any shares of common stock subject to an award that have not actually been issued under the award. However, no dividend equivalents may be paid with respect to any unearned performance shares or performance units.

Termination of Employment. Upon a termination due to death, time-based awards vest in full and performance-based awards vest at target levels, and options and stock appreciation rights remain exercisable for one year. Upon a termination due to disability (as defined in the Omnibus Incentive Plan), time-based awards vest in full and performance-based awards continue to vest in accordance with the original vesting schedule, and options and stock appreciation rights remain exercisable for one year. Upon retirement, a pro-rated portion of time-based awards vest and a pro-rated portion of performance-based awards continue to vest based on actual performance during the applicable performance period, and all awards remain outstanding for 5 years. Upon a termination for cause (as defined in the Omnibus Incentive Plan) or a voluntary termination by a plan participant, all awards, including vested but unexercised awards, are forfeited without payment. Upon an involuntary termination for any reason other than cause, vested awards remain outstanding for 90 days and unvested awards are forfeited.

Change in Control. Upon a change in control (as defined in the Omnibus Incentive Plan), unless otherwise determined by the Human Resources Committee, a participant’s awards will be replaced with awards of the acquiring company having the same or better terms. If there is a change in control and a participant’s employment is terminated for business reasons in the three months prior to or twenty-four months after the change in control, his or her time-based awards will fully vest and performance-based awards will vest to the extent the applicable performance goals have been achieved as of the date of the change in control or the end of the fiscal quarter immediately prior to the date of termination, whichever is greater.

If replacement awards are not available, unless the Human Resources Committee determines otherwise, all time-based awards fully vest and performance-based awards vest to the extent the performance goals related to the award have been achieved as of the date of the change in control. Alternatively, the Human Resources Committee may determine that vested awards will be canceled in exchange for a cash payment (or other form of change in control consideration) based on the value of the change in control payment and that unvested awards will be forfeited. The Human Resources Committee may also accelerate the vesting of any or all awards upon a change in control.

Awards subject to Section 409A of the Internal Revenue Code will vest and be settled upon more narrowly defined change in control events, and in all other change in control events will be replaced by awards of the acquirer (or, where replacement awards are not available, a right to an equivalent cash payment).

Clawbacks. If a participant in the Omnibus Incentive Plan knowingly or grossly negligently engages in financial reporting misconduct, then all awards and gains from the exercise of options or stock appreciation rights in the 12 months prior to the date the misleading financial statements were issued as well as any awards that vested based on the misleading financial statements will be disgorged to the Corporation. In addition, the Corporation may cancel or reduce, or require a participant to forfeit and disgorge to the Corporation or reimburse the Corporation for, any awards granted or vested and any gains earned or accrued, due to the exercise, vesting or settlement of awards or sale of any common stock pursuant to an award under the Omnibus Incentive Plan, to the extent permitted or required by, or pursuant to any Corporation policy implemented as required by, applicable law, regulation or stock exchange rule as may from time to time be in effect.

Performance Goals that May be Applied under the Omnibus Incentive Plan. Performance-based awards under the Omnibus Incentive Plan will be subject to the achievement of performance goals. Performance goals applicable to performance-based awards intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code will be based on the relative or comparative achievement of performance goals based on the total return to the Corporation’s stockholders or one or more of the following criteria, whether in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies: operating earnings, net earnings, income, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, return on the Corporation’s assets, increase in the Corporation’s earnings or earnings per share, revenue growth, share price performance, return on invested capital, operating income, pre- or post-tax, income, net income, economic value added, cash flow, improvement in or attainment of expense levels, improvement in or attainment of working capital levels, return on equity, debt reduction, gross profit, market share, cost reductions, workplace safety goals, workforce satisfaction and diversity goals, employee retention, completion of key projects, strategic plan development and implementation and achievement of synergy targets, and, in the case of persons who are not covered executives, such other criteria as may be determined by the Human Resources Committee. Performance goals may be in respect of the performance of the Corporation or any of its subsidiaries, divisions or business units.

The foregoing goals may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles and as identified in the financial statements, notes to the financial statements or management’s discussion and analysis in the annual report, including, without limitation, the charges or costs associated with closures and restructurings of the Corporation or any participating employer, discontinued operations, extraordinary items, capital gains and losses, dividends, share repurchase, other unusual or non recurring items, and the cumulative effects of accounting changes. Except in the case of awards to covered executives intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, the Human Resources Committee may also adjust the performance goals for any performance period as it deems equitable in recognition of unusual or non-recurring events affecting the Corporation, change in applicable tax laws or accounting principles, or such other factors as the Human Resources Committee may determine (including, without limitation, any adjustment that would result in the Corporation paying non-deductible compensation to a participant).

The performance goals with respect to the performance period applicable to awards that are intended to qualify as performance-based compensation under Section 162(m) must be established by the Human Resources Committee within ninety days after the performance period begins (and no later than the date on which a quarter of the performance period has elapsed). In accordance with Section 162(m), prior to the vesting or settlement of any performance award that is intended to qualify as performance-based compensation under Section 162(m), the Human Resources Committee must certify in writing that the applicable performance goals have been satisfied to the extent necessary for such award to qualify as performance-based compensation under Section 162(m).

New Plan Benefits. Awards under the Omnibus Incentive Plan are based on the discretion of the Human Resources Committee and/or the Corporation’s achievement of performance targets established by the Human Resources Committee, and it is not currently possible to determine the amounts of future awards. Accordingly, it is not possible to determine the amounts that will be received by employees participating in the Omnibus Incentive Plan in the future.

The foregoing statements concerning the terms and provisions of the Omnibus Incentive Plan are summaries and do not purport to be a complete recitation of the Omnibus Incentive Plan provisions. Such statements are qualified in their entirety by express reference to the full text of the Omnibus Incentive Plan. A copy of the Omnibus Incentive Plan is filed as an exhibit to this report and is incorporated by reference herein.

Annual Incentive Plan Reapproval

At the Annual Meeting of Stockholders of the Corporation held on May 2, 2012, the stockholders of the Corporation also approved the material terms of the performance goals that may apply to performance-based awards under the Domtar Corporation Annual Incentive Plan in order to maintain the availability of the deduction under Section 162(m) of the Internal Revenue Code.

Summary of the Material Terms of the Annual Incentive Plan.

Our executive officers, as well as other key employees selected by the Human Resources Committee, are eligible to receive performance awards under the Annual Incentive Plan. The purposes of the Annual Incentive Plan are to enable us to attract, retain, motivate and reward the best qualified executive officers and key employees by providing them with the opportunity to earn competitive compensation directly linked to our performance. The following is a summary of the material terms of the performance goals that may apply to performance-based awards under the Annual Incentive Plan.

Performance Goals that May be Applied under the Annual Incentive Plan. Bonuses under the Annual Incentive Plan will be subject to the achievement of performance goals. Performance goals applicable to bonuses intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code will be based on the relative or comparative achievement of one or more of the following criteria, whether in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies: operating earnings, net earnings, income, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, total shareholder return, return on the Corporation’s assets, increase in the Corporation’s earnings or earnings per share, revenue growth, share price performance, return on invested capital, operating income, pre- or post-tax income, net income, economic value added, cash flow, improvement in or attainment of expense levels, improvement in or attainment of working capital levels, return on equity, debt reduction, gross profit, market share, cost reductions, workplace safety goals, workforce satisfaction and diversity goals, employee retention, completion of key projects, strategic plan development and implementation and achievement of synergy targets, and, in the case of persons who are not covered executives, such other criteria as may be determined by our Human Resources Committee. Performance goals may be in respect of the performance of the Corporation or any of its subsidiaries, divisions or business units.

The foregoing objectives may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles and as identified in the financial statements, notes to the financial statements or management’s discussion and analysis in the annual report, including, without limitation, the charges or costs associated with closures and restructurings of the Corporation or any subsidiary, discontinued operations, extraordinary items, capital gains and losses, dividends, share repurchase, other unusual or non recurring items, and the cumulative effects of accounting changes. Except in the case of awards to covered executives intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, the Human Resources Committee may also adjust the performance goals for any performance period as it deems equitable in recognition of unusual or non-recurring events affecting the Corporation, change in applicable tax laws or accounting principles, or such other factors as the Human Resources Committee may determine (including, without limitation, any adjustment that would result in the Corporation paying non-deductible compensation to a participant).

Maximum Award. The maximum annual bonus payable to any participant under the Annual Incentive Plan may not exceed $5,000,000. The Human Resources Committee may, in its sole discretion, reduce or eliminate the amount otherwise payable to a participant under the plan.

Administration. The performance objectives with respect to the performance period applicable to awards that are intended to qualify as performance-based compensation under Section 162(m) must be established by the Human Resources Committee within ninety days after the performance period begins (and no later than the date on which a quarter of the performance period has elapsed). In accordance with Section 162(m) of the Internal Revenue Code, prior to the payment of any performance award that is intended to qualify as performance-based compensation under Section 162(m), the Human Resources Committee must certify in writing that the applicable performance objectives have been satisfied to the extent necessary for such award to qualify as performance-based compensation under Section 162(m).

New Plan Benefits. Awards under the Annual Incentive Plan are based on the Corporation’s achievement of performance targets established by the Human Resources Committee, and it is not currently possible to determine the amounts of future awards. Accordingly, it is not possible to determine the amounts that will be received by employees participating in the Annual Incentive Plan in the future.

The statements made above concerning the terms and provisions of the Annual Incentive Plan are summaries and do not purport to be a complete recitation of the Annual Incentive Plan provisions. These statements are qualified in their entirety by express reference to the full text of the Annual Incentive Plan. A copy of the Annual Incentive Plan is filed as an exhibit to this report and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders of Domtar Corporation (the “Corporation”) held on May 2, 2012, the following items were submitted to a vote of the stockholders of the Corporation:

1.	Election of ten Directors to serve for a term of one year that will expire at the Corporation’s 2013 annual meeting:

	For	Against	Abstain	Non Votes
GIANNELLA ALVAREZ	29,847,079	54,375	86,259	613,295
JACK C BINGLEMAN	29,847,936	53,661	86,116	613,295
LOUIS P GIGNAC	29,689,342	213,042	85,329	613,295
BRIAN M LEVITT	26,272,202	3,629,524	85,987	613,295
HAROLD H MACKAY	29,685,957	215,695	86,061	613,295
DAVID G. MAFFUCCI	29,847,137	54,315	86,261	613,295
ROBERT J STEACY	29,847,139	53,373	86,201	613,295
PAMELA B STROBEL	29,744,260	157,623	85,830	613,295
DENIS TURCOTTE	29,586,598	315,794	85,321	613,295
JOHN D WILLIAMS	29,847,941	54,068	85,704	613,295

2.	The approval, by a non-binding advisory vote, of the compensation paid by the Corporation to its Named Executive Officers;

For	Against	Abstain	Non-Votes
29,438,279	377,420	172,014	613,295

3.	The approval of the amended and restated Domtar Corporation 2007 Omnibus Incentive Plan;

For	Against	Abstain	Non-Votes
28,320,569	1,447,935	219,209	613,295

4.	The approval of the material terms of the performance goals that may apply to performance-based awards under the Domtar Corporation Annual Incentive Plan.

For	Against	Abstain	Non-Votes
29,011,899	749,867	225,947	613,295

5.	The ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent public accounting firm for the 2012 fiscal year.

For	Against	Abstain
30,358,291	159,379	83,338

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1:	Amended and Restated Domtar Corporation 2007 Omnibus Incentive Plan (incorporated by reference to Annex A to the Corporation’s definitive proxy statement filed on Schedule 14A filed with the Securities and Exchange Commission on March 30, 2012).

Exhibit 10.2.	Domtar Corporation Annual Incentive Plan (incorporated by reference to Annex B to the Corporation’s definitive proxy statement filed on Schedule 14A filed with the Securities and Exchange Commission on March 30, 2012).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMTAR CORPORATION
(Registrant)

By:	/s/ Razvan L. Theodoru
Name:	Razvan L. Theodoru
Title:	Vice-President, Corporate Law and Secretary

Date: May 4, 2012

INDEX TO EXHIBITS TO CURRENT REPORT ON FORM 8-K

Exhibits

10.1	Amended and Restated Domtar Corporation 2007 Omnibus Incentive Plan (incorporated by reference to Annex A to the Corporation’s definitive proxy statement filed on Schedule 14A filed with the Securities and Exchange Commission on March 30, 2012).

10.2	Domtar Corporation Annual Incentive Plan (incorporated by reference to Annex B to the Corporation’s definitive proxy statement filed on Schedule 14A filed with the Securities and Exchange Commission on March 30, 2012).